EXHIBIT 3.11

CERTIFICATE OF INCORPORATION

OF

BTR CLAMPS AND COUPLINGS, INC.

FIRST.  The name of the corporation is BTR Clamps and Couplings, Inc.

SECOND.  The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

THIRD.  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.  The total number of shares which the corporation shall have authority to issue is 1000 shares of Common Stock, and the par value of each of such shares is $1.00.

FIFTH.  The name and mailing address of the incorporator is Mark A. Haddad, 125 Broad Street, New York, New York  10004.

SIXTH.  The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

SEVENTH.  Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

IN WITNESS WHEREOF, I have signed this certificate of incorporation this 3rd day of January, 1989.

/s/ Mark A. Haddad
Mark A. Haddad

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

BTR CLAMPS AND COUPLINGS, INC.

I, the undersigned, being the sole incorporator of BTR Clamps and Couplings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DO HEREBY CERTIFY:

FIRST:                                    That the First Article of the Certificate of Incorporation be and it hereby is amended to read as follows:

The name of the corporation is Smith-Blair, Inc.

SECOND:                               That the corporation has not received any payment for any of its stock.

THIRD:                                  That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this certificate of amendment this 28th day of February, 1989.

By:	/s/ Mark A. Haddad
Mark A. Haddad